Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of American Enterprise Variable Annuity Account - American Express Pinnacle Variable AnnuitySM (comprised of subaccounts PBCA1, PBCA2, PBND1, PBND2, PCMG1, PCMG2, PDEI1, PDEI2, PEXI1, PEXI2, PMGD1, PMGD2, PNDM1, PNPM2, PSCA1, PSCA2, PCAP1, PCAP2, PVAL1, PVAL2, PBAL1, PBAL2, PGRO1, PGRO2, PGRI1, PGRI2, PMDC1, PMDC2, PSMC1, PSMC2, PVAS1, PVAS2, PMSS1, PMSS2, PINT1, PINT2, PGIS1, PGIS2, PNDS1, PNDS2, PTRS1, PTRS2, PUTS1, PUTS2, PGIN1, PGIN2, PINC1, PINC2, PIGR1, PIGR2, PVIS1 and PVIS2), included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4, No. 333-82149) and related Prospectus for the registration of the American Express Pinnacle Variable AnnuitySM Contracts to be offered by American Enterprise Life Insurance Company.




/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 22, 2002